UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2022, The TJX Companies, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Richard Sherr, Senior Executive Vice President, Group President, that reflects certain changes to the compensation and benefits set forth in his employment agreement with the Company dated February 2, 2018, as most recently amended as of January 29, 2021 (the “Employment Agreement”). Under the Agreement, effective July 11, 2022, Mr. Sherr will continue employment on a reduced-time (80%) basis until the close of business on January 28, 2023 (the last day of FY23); and effective January 29, 2023, Mr. Sherr will continue to remain employed on this reduced schedule but will no longer serve as an executive officer of TJX, and his employment will continue as a Senior Executive Vice President until his scheduled retirement date of July 14, 2023. Mr. Sherr will work with Douglas Mizzi, Senior Executive Vice President, Group President of the Company, on the transition of Mr. Sherr’s responsibilities with respect to Marmaxx and HomeGoods to Mr. Mizzi. During the period of his reduced schedule, Mr. Sherr’s annual base salary and car allowance will be reduced by 20%; his FY23 award under TJX’s Management Incentive Plan (“MIP”) will continue to be based on actual base salary earned during the fiscal year (taking into account the reduction described above); the FY23 tranches of his outstanding awards under TJX’s Long Range Performance Incentive Plan (“LRPIP”) will be adjusted to reflect his reduced schedule; his outstanding equity awards granted under TJX’s Stock Incentive Plan (the “SIP”) will continue in accordance with and subject to their existing terms; and he will continue to be eligible for other benefits in accordance with and subject to plan terms. Mr. Sherr will no longer be eligible for new awards or payouts under MIP or LRPIP for performance periods beginning in FY24 or later or for new equity grants under the SIP.
Following Mr. Sherr’s retirement, he will be eligible for benefits under the Company’s plans and programs in accordance with applicable plan terms, including, without limitation, special service retirement benefits with respect to his existing award opportunities under LRPIP and his outstanding awards under the SIP. Mr. Sherr will remain subject to the non-competition, non-solicitation and confidentiality undertakings set forth in his Employment Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: May 3, 2022